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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-67701 of Morgan Stanley Prime Income Trust, formerly Morgan Stanley Dean Witter Prime Income Trust, on Form N-2 of our report dated November 19, 2001, appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" and "Experts" in the Prospectus and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.


Deloitte & Touche LLP
New York, New York
November 26, 2001